EXHIBIT 16.1


                                                     Pond View Corporate Center
                                                     76 Batterson Park Road
                                                     Farmington, CT  06032
               Farmington * New London
                                                     Main Line: (860) 678-6000
                                                     Toll Free: (800) 286-KRCO
                                                     Fax:       (860) 678-6110
                                                     Web:       www.kostin.com



KOSTIN RUFFKESS & COMPANY, LLC

Business Advisors and Certified Public Accountants



     January 26, 2005


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.   20549


     RE: Startech Environmental Corporation

     We have read the statements that we understand Startech Environmental Corporation will include under Item 4.01 of the Form 8K it will file regarding its change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

     Yours truly,



     /s/ Kostin, Ruffkess & Company, LLC
     -----------------------------------
     Kostin, Ruffkess & Company, LLC






                                   Members of:

Leading Edge Alliance o Kreston International o American Institute of Certified Public Accountants o Private Companies Practice Section o SEC Practice Section o
               Connecticut Society of Certified Public Accountants

                          An Equal Opportunity Employer